Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS SECOND QUARTER 2011 RESULTS
Net sales increased 4% for the quarter; reported diluted earnings per share were $0.77.
Year-to-date, the company repurchased $325 million of its common stock.
Full year 2011 reported diluted EPS still expected to be in the $2.70 to $2.78 range.

Plano, TX, July 27, 2011 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported second quarter 2011 diluted earnings of $0.77 per share compared to $0.74 per share in the prior year period. Year-to-date, the company reported earnings of $1.27 per diluted share compared to $1.09 per share in the prior year period. Excluding a separation-related foreign deferred tax charge, diluted earnings per share in the prior year-to-date period were $1.14.

For the quarter, reported net sales increased 4%. Price/mix added approximately 2 percentage points to net sales growth while revenue recognized under The Coca-Cola Company (Coca-Cola) licensing agreements and the favorable impact of repatriated brands added 1 percentage point. Reported segment operating profit (SOP) decreased 4% as net sales growth and ongoing supply chain productivity benefits were more than offset by higher packaging, ingredient and transportation costs. Marketing investments increased $4 million. Foreign currency added 1 percentage point each to net sales and SOP growth. Reported income from operations for the quarter was $290 million compared to $310 million in the prior year period.

Year-to-date, reported net sales increased 5% and reported income from operations was $492 million compared to $497 million in the prior year period.

DPS President and CEO Larry Young said, “Once again our portfolio of leading, consumer-preferred brands demonstrated resilience despite continued macroeconomic and consumer pressures. Our teams remain committed to executing our focused strategy, ensuring our products are top of mind and close at hand. To cover higher input costs, we are raising prices and driving incremental productivity through our developing Rapid Continuous Improvement capabilities. We do so with a goal of delivering value to our customers and ensuring we're investing for the long-term health of this business.”

Diluted EPS reconciliation	Second Quarter			Year-to-Date
	2011	2010	Percent Change	2011	2010	Percent Change
Diluted reported EPS	$0.77	$0.74	4	$1.27	$1.09	17
Items affecting comparability
- Foreign deferred tax charge	—	—		—	0.05
Diluted EPS excluding certain items	$0.77	$0.74	4	$1.27	$1.14	11
EPS — earnings per share
Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see page A-5 accompanying this release.

Summary of 2011 results	As Reported		Currency Neutral
(Percent change)	Second		Second
	Quarter	YTD	Quarter	YTD
BCS Volume	0	0	0	0
Sales Volume	0	1	0	1
Net Sales	4	5	3	5
SOP	(4)	(2)	(5)	(3)
BCS — bottler case sales
BCS Volume
For the quarter, BCS volume was flat with both carbonated soft drinks (CSDs) and non-carbonated beverages (NCBs) flat.

In CSDs, Sun Drop added 2 million cases, Canada Dry volume grew double digits and Peñafiel grew mid-single digits. Dr Pepper volume declined 2% cycling strong retailer-led promotional activity in the prior year period. Sunkist soda declined double digits while 7UP and A&W declined low-single digits. Fountain foodservice volume grew 4%.

In NCBs, Snapple volume grew 8% and Hawaiian Punch was flat. Mott's volume declined 10% as net pricing increased double digits.

By geography, U.S. and Canada CSD volume was flat while NCB volume declined 1%. In Mexico and the Caribbean, CSD volume grew 3% while NCB volume grew 12%.

Year-to-date through June and across all measured channels, as reported by The Nielsen Company, U.S. CSD dollar share declined 0.2 percentage points but remains 0.3 percentage points higher than the same period two years ago.
Sales volume
For the quarter, sales volume was flat with branded sales volume flat and contract manufacturing up 3%.

2011 Segment results	As Reported
(Percent Change)	Second Quarter			Year-to-Date
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(2)	1	4	(1)	3	5
Packaged Beverages	1	4	(15)	3	5	(10)
Latin America Beverages	5	16	(6)	5	15	(4)
Total	0	4	(4)	1	5	(2)

2011 Segment results	Currency Neutral
(Percent Change)	Second Quarter			Year-to-Date
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(2)	0	3	(1)	3	4
Packaged Beverages	1	4	(16)	3	5	(12)
Latin America Beverages	5	9	(11)	5	9	(11)
Total	0	3	(5)	1	5	(3)

Beverage Concentrates
Net sales for the quarter were flat. Concentrate price increases taken earlier in the year and revenue recognized under the Coca-Cola licensing agreements added 6 percentage points to growth. This was offset by a 2% decline in volume related to repatriated brands and higher discounts, as the company cycled trade favorability in the prior year. SOP increased 3% reflecting flat net sales and lower marketing, as certain investments were deferred to the second half.
Packaged Beverages
Net sales for the quarter were up 4% reflecting low-single digit price increases and 2 percentage points of growth from brands repatriated under the Coca-Cola licensing agreements. SOP decreased 16% as net sales growth and ongoing supply chain productivity benefits were more than offset by higher packaging, ingredient and transportation costs.
Latin America Beverages
Net sales for the quarter increased 9% reflecting 5% volume growth and favorable product mix. SOP declined 11% as net sales growth was more than offset by higher packaging, ingredient and transportation costs.
Corporate and other items
For the quarter, corporate costs totaled $81 million, including $7 million of unrealized commodity-related mark-to-market losses. Corporate costs in the prior year period were $81 million including $5 million of unrealized commodity-related mark-to-market losses and $4 million pension-related costs.

For the quarter, productivity investments recorded in the segments, as well as corporate, were $2 million compared to $8 million in the prior year period.

Net interest expense was flat compared to the prior year.

For the quarter, the effective tax rate was 35.5% including a $6 million benefit related to the PepsiCo, Inc. (PepsiCo) and Coca-Cola transactions.

Cash flow
Year-to-date, the company generated $256 million of cash from operating activities. Capital spending totaled $104 million. The company returned $436 million to shareholders in the form of stock repurchases ($325 million) and dividends ($111 million). On May 18, 2011, the Board of Directors raised the quarterly dividend 28% to $0.32 per share.

2011 full year guidance
The company continues to expect full year reported net sales to increase 3% to 5% and diluted earnings per share to be in the $2.70 to $2.78 range.

Packaging and ingredient costs are expected to increase COGS between 7% and 9% on a constant volume/mix basis. Additionally, the company expects transportation costs to increase selling, general and administrative expenses by approximately $35 million.

The tax rate is expected to be approximately 35%, including an $18 million benefit related to the PepsiCo and Coca-Cola transactions.

Finally, the company expects capital spending to be approximately 4.5% of net sales.
Impact of the Coca-Cola Company licensing agreements
In October 2010, the company completed its licensing agreements with Coca-Cola. Under the new agreements, Coca-Cola began distributing Dr Pepper in the U.S. and Canada Dry in the Northeast U.S. where they were previously distributed by Coca-Cola Enterprises (CCE). These agreements have an initial term of 20 years, with 20-year renewal periods, and require Coca-Cola to meet certain performance conditions. Coca-Cola will distribute Canada Dry and C'Plus in Canada, will offer Dr Pepper and Diet Dr Pepper in local fountain accounts previously serviced by CCE and will include Dr Pepper and Diet Dr Pepper on its Freestyle fountain dispenser.

Additionally, effective January 2011, in certain U.S. territories where it has a manufacturing and distribution footprint, the company began selling Squirt, Canada Dry, Schweppes and Cactus Cooler, which were previously sold by CCE.

The one-time cash payment of $715 million was received in October 2010, was recorded as deferred revenue and is being recognized as net sales over 25 years. The company recognized $7 million of revenue in the second quarter of 2011.

Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the second quarter comprising April, May and June.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss second quarter results and the outlook for 2011. The conference call and slide presentation will be accessible live through DPS's website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on page A-5 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the “Investors” section.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott's, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose's and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

# # # #

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited, in millions except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net sales	$1,582	$1,519	$2,913	$2,767
Cost of sales	662	593	1,209	1,089
Gross profit	920	926	1,704	1,678
Selling, general and administrative expenses	598	587	1,145	1,118
Depreciation and amortization	31	32	64	63
Other operating expense (income), net	1	(3)	3	—
Income from operations	290	310	492	497
Interest expense	28	29	55	63
Interest income	—	(1)	(1)	(2)
Other (income) expense, net	(3)	(2)	(5)	(5)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	265	284	443	441
Provision for income taxes	94	102	158	170
Income before equity in earnings of unconsolidated subsidiaries	171	182	285	271
Equity in earnings of unconsolidated subsidiaries, net of tax	1	1	1	1
Net income	$172	$183	$286	$272
Earnings per common share:
Basic	$0.78	$0.75	$1.28	$1.09
Diluted	0.77	0.74	1.27	1.09
Weighted average common shares outstanding:
Basic	221.9	244.5	222.7	248.8
Diluted	224.4	246.7	225.3	250.8
Cash dividends declared per common share	$0.32	$0.25	$0.57	$0.40

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2011 and December 31, 2010
(Unaudited, in millions except share and per share data)

	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$550	$315
Accounts receivable:
Trade, net	610	536
Other	44	35
Inventories	275	244
Deferred tax assets	66	57
Prepaid expenses and other current assets	150	122
Total current assets	1,695	1,309
Property, plant and equipment, net	1,147	1,168
Investments in unconsolidated subsidiaries	12	11
Goodwill	2,985	2,984
Other intangible assets, net	2,689	2,691
Other non-current assets	554	552
Non-current deferred tax assets	146	144
Total assets	$9,228	$8,859
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$850	$851
Deferred revenue	65	65
Current portion of long-term obligations	402	404
Income taxes payable	244	18
Total current liabilities	1,561	1,338
Long-term obligations	2,184	1,687
Non-current deferred tax liabilities	865	1,083
Non-current deferred revenue	1,485	1,515
Other non-current liabilities	796	777
Total liabilities	6,891	6,400
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 216,958,804 and 223,936,156 shares issued and outstanding for 2011 and 2010, respectively	2	2
Additional paid-in capital	1,798	2,085
Retained earnings	559	400
Accumulated other comprehensive loss	(22)	(28)
Total stockholders' equity	2,337	2,459
Total liabilities and stockholders' equity	$9,228	$8,859

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2011 and 2010
(Unaudited, in millions)

	For the
	Six Months Ended
	June 30,
	2011	2010
Operating activities:
Net income	$286	$272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	98	90
Amortization expense	13	19
Amortization of deferred financing costs	3	3
Amortization of deferred revenue	(32)	(13)
Employee stock-based compensation expense	17	13
Deferred income taxes	(229)	13
Loss (gain) on property and intangible assets	4	—
Other, net	(3)	7
Changes in assets and liabilities:
Trade and other accounts receivable	(81)	(38)
Inventories	(30)	(7)
Other current and non-current assets	(43)	(51)
Accounts payable and accrued expenses	3	17
Income taxes payable	242	39
Current and non-current deferred revenue	—	900
Other non-current liabilities	8	2
Net cash provided by operating activities	256	1,266
Investing activities:
Purchase of property, plant and equipment	(104)	(114)
Proceeds from disposals of property, plant and equipment	1	16
Net cash used in investing activities	(103)	(98)
Financing activities:
Proceeds from senior unsecured notes	500	—
Repayment of senior unsecured credit facility	—	(405)
Repurchase of shares of common stock	(325)	(557)
Dividends paid	(111)	(76)
Proceeds from stock options exercised	12	—
Excess tax benefit on stock-based compensation	8	1
Other, net	(5)	(1)
Net cash provided by (used in) financing activities	79	(1,038)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	232	130
Currency translation	3	1
Cash and cash equivalents at beginning of period	315	280
Cash and cash equivalents at end of period	$550	$411
Supplemental cash flow disclosures of non-cash investing and financing activities:
Capital expenditures included in accounts payable	$33	$33
Dividends declared but not yet paid	71	60
Supplemental cash flow disclosures:
Interest paid	$41	$67
Income taxes paid	125	84

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited, in millions)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Segment Results – Net sales
Beverage Concentrates	$321	$319	$576	$559
Packaged Beverages	1,135	1,091	2,120	2,020
Latin America Beverages	126	109	217	188
Net sales	$1,582	$1,519	$2,913	$2,767

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Segment Results – SOP
Beverage Concentrates	$216	$207	$371	$353
Packaged Beverages	139	163	248	277
Latin America Beverages	17	18	24	25
Total SOP	372	388	643	655
Unallocated corporate costs	81	81	148	158
Other operating expense (income), net	1	(3)	3	—
Income from operations	290	310	492	497
Interest expense, net	28	28	54	61
Other (income) expense, net	(3)	(2)	(5)	(5)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$265	$284	$443	$441

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three and Six Months Ended June 30, 2011 and 2010
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit are on a currency neutral basis.

	For the Three Months Ended June 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	1%	4%	16%	4%
Impact of foreign currency	(1)%	—%	(7)%	(1)%
Net sales, as adjusted	—%	4%	9%	3%

	For the Three Months Ended June 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	4%	(15)%	(6)%	(4)%
Impact of foreign currency	(1)%	(1)%	(5)%	(1)%
Segment operating profit, as adjusted	3%	(16)%	(11)%	(5)%

	For the Six Months Ended June 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	3%	5%	15%	5%
Impact of foreign currency	—%	—%	(6)%	—%
Net sales, as adjusted	3%	5%	9%	5%

	For the Six Months Ended June 30, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	5%	(10)%	(4)%	(2)%
Impact of foreign currency	(1)%	(2)%	(7)%	(1)%
Segment operating profit, as adjusted	4%	(12)%	(11)%	(3)%

EPS excluding certain items: The tables below provide reconciliations of the reported to the adjusted diluted earnings per share (EPS) for the three and six months ended June 30, 2011 and 2010.

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Reported Diluted EPS	$0.77	$0.74	4%	$1.27	$1.09	17%
Foreign deferred tax charge	—	—		—	0.05
Diluted EPS, excluding certain items	$0.77	$0.74	4%	$1.27	$1.14	11%